EXHIBIT 5.1

M O R R I S O N	F O E R S T E R	12531 HIGH BLUFF DRIVE	MORRISON & FOERSTER LLP
SUITE 100 SAN DIEGO CALIFORNIA 92130-2040 TELEPHONE: 858.720.5100 FACSIMILE: 858.720.5125 WWW.MOFO.COM

NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
SAN DIEGO, WASHINGTON, D.C.

DENVER, NORTHERN VIRGINIA,
ORANGE COUNTY, SACRAMENTO,
WALNUT CREEK, CENTURY CITY

TOKYO, LONDON, BEIJING,
SHANGHAI, HONG KONG,
SINGAPORE, BRUSSELS

May 14, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Kintera, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

As counsel to Kintera, Inc. (the “Company”) we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, and proposed resale of up to 4,072,243 currently outstanding shares (the “Outstanding Shares”) of the Company’s common stock, $0.001 par value per share, and up to 1,200,000 shares (the “Warrant Shares”) of the Company’s common stock issuable upon the exercise of common stock purchase warrants (the “Warrants”), as set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is being filed as Exhibit 5.1. We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based on such examination, we are of the opinion that, upon the effectiveness of the Registration Statement, the Outstanding Shares will be validly authorized, legally issued, fully paid and nonassessable, and the Warrant Shares will be validly authorized and, upon exercise of the Warrants in accordance with their terms, will be legally issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name wherever it appears in the Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

Respectfully submitted,

/s/    MORRISON & FOERSTER LLP

Morrison & Foerster LLP